UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 6, 2017

NATIONAL GENERAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor
New York, New York 10038
(Address of principal executive offices) (zip code)
(212) 380-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On November 8, 2017, National General Holdings Corp. (the "Company") issued a press release announcing its results of operations for the third quarter ended September 30, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed pursuant to instruction B.2 of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2017, the Board of Directors (the "Board") of the Company unanimously voted to increase the size of the Board from seven members to eight members and to elect John "Jay" Nichols as an independent director, effective immediately, to fill the newly created directorship. Mr. Nichols is the former Chief Executive Officer of AXIS Re, a position that he held from 2012-2017. Before joining AXIS, Mr. Nichols was the President of RenaissanceRe Ventures, Ltd., where he was responsible for business development and management of RenaissanceRe’s Joint Ventures and Venture Capital businesses, which included responsibility for the formation of DaVinci Reinsurance, Top Layer Reinsurance, as well as several sidecars and other ventures. He joined RenaissanceRe in 1995 and was President from 2001-2010. In addition, Mr. Nichols has held various positions at Hartford Steam Boiler, Monarch Capital and accounting firm Matson, Driscoll and D’Amico. He currently serves on the Board of Directors of Delaware North Companies and Baldwin & Lyons, Inc. A copy of the press release announcing the appointment of Mr. Nichols to the Board is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements And Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Earnings Press Release dated November 8, 2017
99.2	Press Release dated November 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL GENERAL HOLDINGS CORP.

Date: November 8, 2017	By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary